UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2017 (December 12, 2017)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On December 12, 2017, the Compensation Committee of the Board of Directors of Brookdale Senior Living Inc. (the “Company”) determined that beginning effective January 1, 2018, Mary Sue Patchett, the Company’s Executive Vice President – Community Operations, will participate in the Company's Severance Pay Policy, Tier I, as amended (the "Policy"), as a Designated Officer (as defined therein). Ms. Patchett currently participates in the Policy as an Other Eligible Employee (as defined therein) and is eligible to receive additional severance benefits in certain circumstances pursuant to a letter agreement with the Company that expires on December 31, 2017. The terms and conditions of the Policy and the amounts payable to Designated Officers thereunder are described in the Company's Proxy Statement filed with the Securities and Exchange Commission on August 14, 2017. The Committee determined that Ms. Patchett will participate as a Designated Officer under the Policy, which will enhance Ms. Patchett's severance benefits, in light of her increased responsibilities resulting from the departure of the Company's Chief Operating Officer and her continued service on the Company's senior management executive committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	December 15, 2017	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, General Counsel and Secretary